  As filed with the Securities and Exchange Commission on _______________, 1996

                                                    Registration No. 33-______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                         PROVIDENT AMERICAN CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                     23-2214195
-------------------------------                        -----------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.


2500 DeKalb Pike, Norristown, Pennsylvania                  19404
------------------------------------------             -----------------
(Address of principal executive offices)                  (Zip Code)

         PROVIDENT AMERICAN CORPORATION STOCK OPTION PLAN FOR DIRECTORS
      (Formerly known as "Provident American Corporation Stock Option Plan for Field Representatives and Directors" and as the "Non-Qualified
                               Stock Option Plan")

    PROVIDENT AMERICAN CORPORATION 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

         PROVIDENT AMERICAN CORPORATION 1996 INCENTIVE STOCK OPTION PLAN
                      FOR LIFE AND HEALTH INSURANCE AGENTS
                            (Full title of the plans)

                                Alvin H. Clemens
                             Chief Executive Officer
                         Provident American Corporation
                         2500 DeKalb Pike, P.O. Box 511
                       Norristown, Pennsylvania 19404-0511
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (610) 279-2500
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                        Michael F. Beausang, Jr., Esquire
                        Butera, Beausang, Cohen & Brennan
                     630 Freedom Business Center, Suite 212
                       King of Prussia, Pennsylvania 19406

                         CALCULATION OF REGISTRATION FEE

  Title of                                           Amount             Proposed maximum       Proposed maximum      Amount of
securities to                                        to be               offering price       aggregate offering    registration
be registered                                      registered              per share                price               fee
-------------                                      ----------            ----------------       -----------------     -------
Common Stock, $.10 par value, issuable:

Upon exercise of options under the                356,500 shs.\1           $ 9.8955\2               $ 3,527,750       $1,069.02
Provident American Corporation Stock
Option Plan for Directors

Upon exercise of options under the                950,000 shs.             $10.3747\3               $ 9,855,938       $2,986.65
Provident American Corporation 1996
Employee Incentive Stock Option Plan

Upon exercise of options under the                500,000 shs.             $10.7512\4               $ 5,375,600       $1,628.97
Provident American Corporation 1996
Incentive Stock Option Plan for Life
and Health Insurance Agents

     Total                                      1,806,500 shs.             $10.3843                 $18,759,288       $5,684.64
                                                ----------------           ---------                ------------      ---------

--------
1 Additional shares being registered hereby; 585,000 shares have already been registered under the Plan pursuant to two Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 6, 1989 (as amended on April 18, 1991) and on October 28, 1991.

2 Options have been granted for 175,000 shares. Pursuant to Rule 457(h), the registration fee for these shares has been calculated upon the basis of the price at which they may be exercised - 175,000 shares at $8.75. The registration fee for the remaining 181,500 shares has been computed on the basis of $11 per share, the average of the high and low sales prices of the Common Stock of the Company on the NASDAQ National Market System on November 5, 1996.

3 Options have been granted for 125,000 shares. Pursuant to Rule 457(h), the registration fee for these shares has been calculated upon the basis of the price at which they may be exercised - 110,000 shares at $6.00, and 15,000 shares at $8.06250. The registration fee for the remaining 825,000 shares has been computed on the basis of $11 per share, the average of the high and low sales prices of the Common Stock of the Company on the NASDAQ National Market System on November 5, 1996.

4 Options have been granted for 31,100 shares. Pursuant to Rule 457(h), the registration fee for these shares has been calculated upon the basis of the price at which they may be exercised - 31,100 shares at $7.00. The registration fee for the remaining 468,900 shares has been computed on the basis of $11 per share, the average of the high and low sales prices of the Common Stock of the Company on the NASDAQ National Market System on November 5, 1996.

                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K






Item Number and Caption                                  Heading in Prospectus
-----------------------                                  ---------------------


1.      Plan Information                                          *


2.      Registrant Information and Employee                       *
        Plan Annual Information

















-------------------
* Omitted because no Prospectus is being filed herewith. All information required in the Section 10(a) Prospectus will be furnished to Plan Participants pursuant to Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Commission (unless otherwise noted) are incorporated herein by reference:

        (a) The Annual Report on Form 10-K of Provident American Corporation (the "Registrant") for the Fiscal Year ended December 31, 1995 as filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act"). The Registrant's Form 10-Q Reports for the Quarters ended September 30, 1995, March 31, 1996 and June 30, 1996, filed by the Registrant with the Commission pursuant to Section 13(a) of the Exchange Act. The Registrant's Rule 424(b) Prospectus (not required to be filed with the Commission).

        (b) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its shareholders and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its shareholders.

        (c) The Provident American Corporation Stock Option Plan for Directors as filed by the Registrant with the Commission on October 6, 1989 and by amendments thereto filed on April 18, 1991 and October 28, 1991.

        (d) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statements on Form S-1 (Registration Nos. 33-5884 and 33-40842) filed pursuant to the Act, including any amendment or report filed for the purpose of updating such description.

        (e) All other reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement in each case filed by the Registrant prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not required.

Item 5. Interests of Named Experts and Counsel.

        The legality of the securities being offered under the Plans has been passed upon by Michael F. Beausang, Jr. for Butera, Beausang, Cohen & Brennan. As of September 30, 1996, the members of the firm of Butera, Beausang, Cohen & Brennan owned either beneficially or of record 57,175 shares of the Registrant's outstanding Common Stock and 24,750 shares of the Registrant's Series A Cumulative Convertible Preferred Stock.

        The consolidated financial statements of the Registrant and supplemental schedules thereto incorporated by reference in this Registration Statement, to the extent and for the periods as indicated in those financial statements and schedules, have been audited by Coopers & Lybrand L.L.P, independent accountants, as indicated in their reports with respect thereto, which are incorporated herein by reference, and have been so incorporated in reliance upon the authority of that firm as experts in accounting and auditing.


Item 6. Indemnification of Directors and Officers

        Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), the law of the state in which the Registrant is organized, requires a corporation, subject to limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties, as long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to a criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful. The Registrant's By-laws provide that the Registrant shall indemnify the Registrant's officers and directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in any action or proceeding, whether criminal, civil, administrative or investigative, to which they are a party, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        The By-laws of the Registrant also contain certain provisions, permitted by the BCL, which eliminate the personal liability of directors of the Registrant to others, including the Registrant and the Registrant's shareholders, for money damages relating to any action taken or omitted to be taken by the director, unless the director breached or failed to perform his duties in good faith, in a manner he reasonably believed to be in the best interests of the Registrant and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and such failure constituted self-dealing, willful misconduct or recklessness. In effect, the By-laws eliminate the liability of the Registrant's directors for negligent and grossly negligent business decisions. Such elimination of directors' monetary liability limits the ability of the Registrant and the Registrant's shareholders to bring claims against directors of the Registrant.

        The Registrant maintains an insurance policy that insures the Registrant's officers and directors against losses arising from claims brought against them for any negligent act, error, omission, breach of duty, misstatement or other act while acting in their capacity as officers or directors. The policy includes certain standard coverage exclusions and deductibles.

Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

        (4.1) Amendment and Restatement of Provident American Corporation Stock Option Plan for Directors

        (4.2) Provident American Corporation 1996 Employee Incentive Stock Option Plan

        (4.3) Provident American Corporation 1996 Incentive Stock Option Plan for Life and Health Insurance Agents

        (5.1)   Opinion of Butera, Beausang, Cohen & Brennan

        (24.1) Consent of Butera, Beausang, Cohen & Brennan (included in their opinion filed as Exhibit 5.1.)

        (24.2)  Consent of Coopers & Lybrand L.L.P


Item 9. Undertakings.

Rule 415 Offering.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Subsequent Exchange Act Documents.

        The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) of section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norristown, Pennsylvania on this 30th day of October, 1996.

                                        PROVIDENT AMERICAN CORPORATION



                                        By: /s/ Alvin H. Clemens
                                           ------------------------------------
                                           Alvin H. Clemens
                                           Chairman of the Board and Chief
                                           Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

        Signatures                                  Title                                   Date
        ----------                                  -----                                   ----
/s/ Alvin H. Clemens                        Chairman of the Board,                      October 30, 1996
-------------------------------             Chief Executive
Alvin H. Clemens                            Officer and Director


/s/ James O. Bowles
-------------------------------             President                                   October 30, 1996
James O. Bowles


/s/ Anthony R. Verdi
-------------------------------             Treasurer and Chief                         October 30, 1996
Anthony R. Verdi                            Financial Officer
                                            (and Chief Accounting Officer)

/s/ Michael F. Beausang, Jr.
-------------------------------             Director                                    October 30, 1996
Michael F. Beausang, Jr.


/s/ Valerie A. Crooker Clemens
-------------------------------             Director                                    October 30, 1996
Valerie A. Crooker Clemens


/s/ Harold M. Davis
-------------------------------             Director                                    October 30, 1996
Harold M. Davis

        Signatures                                  Title                                   Date
        ----------                                  -----                                   ----
/s/ John T. Gillin
-------------------------------              Director                                    October 30, 1996
John T. Gillin


/s/ P. Glenn Moyer
-------------------------------              Director                                    October 30, 1996
P. Glenn Moyer


/s/ George W. Karr, Jr.
-------------------------------              Director                                    October 30, 1996
George W. Karr, Jr.


/s/ Henry G. Hager
-------------------------------              Director                                    October 30, 1996
Henry G. Hager

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


                                                                    Sequential
     Exhibit No.                   Description                       Page No.
     -----------                   -----------                      ----------
       4.1             Amendment and Restatement of Provident
                       American Corporation Stock Option Plan
                       for Directors

       4.2             Provident American Corporation 1996
                       Employee Incentive Stock Option Plan

       4.3             Provident American Corporation 1996
                       Incentive Stock Option Plan for Life
                       and Health Insurance Agents

       5.1             Opinion of Butera, Beausang, Cohen &
                       Brennan

       24.1            Consent of Butera, Beausang, Cohen &
                       Brennan (included in Exhibit 5.1)

       24.2            Consent of Coopers & Lybrand L.L.P.